Exhibit 99.1

LM Funding America Announces Pricing of Registered Direct Offering for Aggregate

Gross Proceeds of $2.6 Million

TAMPA, FL, August 16, 2024 (GLOBE NEWSWIRE) — LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a cryptocurrency mining and technology-based specialty finance company, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 278,000 shares of common stock and 605,000 pre-funded warrants in a registered direct offering, along with Series A warrants to purchase up to an aggregate of 883,000 shares of common stock and Series B warrants to purchase up to an aggregate of 883,000 shares of common stock in a concurrent private placement. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying Series A and B warrants is $2.93. The Series A and B Warrants will have an exercise price of $2.93, be exercisable beginning on the effective date of stockholder approval and, in the case of Series A warrants, will expire on the five-year anniversary from the date of stockholder approval, and in the case of Series B warrants, will expire on the two-year anniversary from the date of stockholder approval.

The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $2.6 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about August 19, 2024, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The shares of common stock (or pre-funded warrants in lieu thereof) in the registered direct offering are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-258326), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 16, 2021. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) under Section 4(a)(2) thereof and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations’ rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release of LM Funding America, Inc. (the “Company”) may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the risks of entering into and operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of the Company’s Bitcoin mining machines and its related ability to purchase power at reasonable prices, the ability to finance and grow its cryptocurrency mining operations, its ability to acquire new accounts in its specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect the Company’s ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition, and results of operations. Any forward-looking statements contained in this press release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: LMFA@crescendo-ir.com